UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2023

NORTHWEST PIPE COMPANY
(Exact name of registrant as specified in its charter)

Oregon	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 NE Park Plaza Drive, Suite 100
Vancouver, WA 98684
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 360‑397‑6250

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NWPX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 29, 2023, Northwest Pipe Company and its wholly-owned subsidiaries NWPC, LLC, Geneva Pipe and Precast Company, and Park Environmental Equipment, LLC (together, the “Company”), along with certain of the Company’s other wholly-owned subsidiaries, entered into a Third Amendment to Credit Agreement (the “Third Amendment”) with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, and the lenders from time to time party thereto, including the initial sole lender, Wells Fargo (the “Lenders”) to, among other modifications, extend the maturity date from June 30, 2024 to June 29, 2028.

The Credit Agreement dated June 30, 2021 with Wells Fargo, as administrative agent, and the lenders from time to time party thereto, including the Lenders, as amended by the Incremental Amendment dated October 22, 2021, the Second Amendment to Credit Agreement dated April 29, 2022, and the Third Amendment (together, the “Amended Credit Agreement”) provides for a revolving loan, swingline loan, and letters of credit in the aggregate amount of up to $125 million, with an option for the Company to increase that amount by $50 million, subject to the provisions of the Amended Credit Agreement.

The Amended Credit Agreement revises the Company’s covenants by increasing the consolidated senior leverage ratio that must be maintained to be greater than 3.00 to 1.00 and increasing the minimum consolidated earnings before interest, taxes, depreciation, and amortization that must be maintained to $35 million for the four consecutive fiscal quarters most recently ended.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is filed herewith as Exhibit 10.1 to this Report, and is incorporated herein by reference. A more detailed description of the Credit Agreement dated June 30, 2021 is available in the Company’s Current Report on Form 8‑K filed with the Securities and Exchange Commission on July 7, 2021. A more detailed description of the Incremental Amendment dated October 22, 2021 is available in the Company’s Current Report on Form 8‑K filed with the Securities and Exchange Commission on October 28, 2021. A more detailed description of the Second Amendment to Credit Agreement dated April 29, 2022 is available in the Company’s Form 10‑Q for the quarter ended March 31, 2022 filed with the Securities and Exchange Commission on May 6, 2022.

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEEET ARRANGEMENT OF A REGISTRANT

The information in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Third Amendment to Credit Agreement dated as of June 29, 2023, by and among Northwest Pipe Company, NWPC, LLC, Geneva Pipe and Precast Company, Park Environmental Equipment, LLC, certain other subsidiaries of Northwest Pipe Company, and Wells Fargo Bank, National Association *

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and similar attachments to the Third Amendment have been omitted pursuant to Instruction 4 to Item 1.01 of the Form 8‑K. The Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on July 3, 2023.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ Aaron Wilkins
Aaron Wilkins Senior Vice President, Chief Financial Officer, and Corporate Secretary